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                                                                   EXHIBIT 10.19

                           BORROWER SECURITY AGREEMENT

          THIS SECURITY AGREEMENT, dated January 24, 2003, is made by RA FACTORS, INC., a Delaware corporation ("Factors"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at 301 South College Street, 6th Floor, Charlotte, North Carolina 28288, in its capacity as administrative and collateral agent (together with its successors in such capacities, the "Agent") for various financial institutions ("Lenders") from time to time parties to that certain Credit Agreement dated January 24, 2003 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Factors, Remington Arms Company, Inc. ("Remington", together with Factors, the "Borrowers"), the Agent, Fleet Capital Corporation, in its capacity as syndication agent, National City Commercial Finance, Inc., in its capacity as documentation agent, and the Lenders.

                              W I T N E S S E T H :

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Revolver Loans and provide other financial accommodations to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, it is a condition precedent to the obligations of the Lenders to make Revolver Loans and provide other financial accommodations to the Borrowers under the Credit Agreement that Remington shall have executed and delivered this Agreement to the Agent for its benefit and the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make Revolver Loans and provide other financial accommodations to the Borrowers thereunder, Factors hereby agrees with the Agent, for its benefit and the ratable benefit of the Lenders, as follows:

          1.     Defined Terms.

          (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as defined therein. The following terms are used herein as defined in the UCC from time to time: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Software, and Supporting Obligations. The following terms shall have the following meanings:

                 "Agreement": this Security Agreement, as the same may be amended, supplemented, waived or otherwise modified from time to time.

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                 "Collateral": as defined in Section 2 of this Agreement.

                 "Computer Hardware and Software": all rights of Factors (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disc drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (service code and object code in magnetic tape, disc or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and
          (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; and all rights with respect thereto, including any and all licenses, options, warrants, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing.

                 "Contracts": all contracts, agreements, instruments and indentures in any form, and portions thereof, to which Factors is a party, or under which Factors has any right, title or interest, or to which Factors or any property of Factors is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of Factors to receive moneys due and to become due to Factors thereunder or in connection therewith, (b) all rights of Factors to damages arising out of, or for, breach or default in respect thereof and (c) all rights of Factors to perform and to exercise all remedies thereunder.

                 "Copyright Licenses": all United States written license agreements to which Factors is a party with any other Person in connection with any of the Copyrights or such other Person's copyrights, whether Factors is a licensor or a licensee under any such license agreement, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

                 "Copyrights": all United States copyrights, whether or not the underlying works of authorship have been published, and whether or not the copyrights have been registered, copyright registrations and applications, and all works of authorship and other intellectual property rights therein, including (a) all renewals thereof, (b) all income, royalties, damages and other payments now and hereafter due or payable with respect thereto (including payments under all licenses entered into in connection

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          therewith, and damages and payments for past or future infringements thereof), (c) the right to sue for past, present and future infringements and misappropriations thereof, and (d) all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Factors accruing thereunder or pertaining thereto.

                 "Patent License": all United States written license agreements to which Factors is a party with any other Person in connection with any of the Patents or such other Person's patents, whether Factors is a licensor or a licensee under any such license agreement, including the license agreements listed in Schedule II attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

                 "Patents": all United States patents, patent applications and patentable inventions, including all patents and patent applications identified in Schedule II attached hereto and made a part hereof, and including (a) all inventions and improvements described and claimed therein, and patentable inventions, (b) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (c) all income, royalties, damages and other payments now and hereafter due or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (d) all rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of Factors accruing thereunder or pertaining thereto.

                 "Permitted Liens": Liens permitted pursuant to Section 10.2.5 of the Credit Agreement or as otherwise expressly permitted to exist under any of the Credit Documents.

                 "Trademark License": all United States written license agreements to which Factors is a party with any other Person in connection with any of the Trademarks or such other Person's names or trademarks, whether Factors is a licensor or a licensee under any such license agreement, including the license agreements listed in Schedule I attached hereto and made a part hereof, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

                 "Trademarks": all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of

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          Use under Sections 1(c) and 1(d) of said Act has been filed), and any renewals thereof, including each registration and application identified in Schedule I attached hereto and made a part hereof, and including (a) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof,
          (b) all income, royalties, damages and other payments now and hereafter due or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (c) all rights corresponding thereto in the United States and all other rights of any kind whatsoever of Factors accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin.

                 "UCC": the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

                 "Work": any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

                 (b) Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation." A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement or the applicable Credit Document; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or omitted to be taken by Agent shall, unless

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          otherwise expressly provided, be created, entered into, made or received, or taken or omitted for its benefit and the benefit or account of the Lenders.

          2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Factors hereby assigns, pledges and grants, subject to existing licenses to use Patents or Trademarks granted by Factors in the ordinary course of business, to the Agent, a security interest in and Lien on all of the following property now owned or at any time hereafter acquired by Factors or in which Factors now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                 (i)      all Accounts;

                 (ii)     all Chattel Paper, including all Electronic Chattel
                          Paper;

                 (iii)    all Commercial Tort Claims;

                 (iv)     all Computer Hardware and Software;

                 (v)      all Contracts;

                 (vi)     all Deposit Accounts;

                 (vii)    all Documents;

                 (viii)   all Financial Assets;

                 (ix)     all General Intangibles;

                 (x)      all Goods, including all Equipment and all Inventory;

                 (xi)     all Instruments;

                 (xii)    all Investment Property;

                 (xiii)   all Letter-of-Credit Rights

                 (xiv)    all Patent Licenses;

                 (xv)     all Patents;

                 (xvi)    all Payment Intangibles;

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                 (xvii)   all Supporting Obligations;

                 (xviii)  all Trademark Licenses;

                 (xix)    all Trademarks;

                 (xx) all monies now or at any time or times hereafter in the possession or under the control of Agent or any Lender, or a bailee or affiliate of Agent or any Lender;

                 (xxi) all accessions to, substitutions for and all replacements, products, and cash and non-cash Proceeds of (i) through (xx) above, including, Proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any of the Collateral; and

                 (xxii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and other computer materials and records) of Factors pertaining to any of (i) through (xxi) above;

provided that in no event shall there be pledged, nor shall Factors be required to pledge, directly or indirectly, more than 65% of any series of the outstanding Equity Interests of any Foreign Subsidiary.

Notwithstanding anything to the contrary set forth above, the types or items of Collateral described shall not include any rights or interests in any Instrument, Contract, Chattel Paper, General Intangible, Patent License or Trademark License, as such, if under the terms of such Instrument, Contract, Chattel Paper, General Intangible, Patent License or Trademark License, or Applicable Law with respect thereto, the valid grant of a security interest or Lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such Instrument, Contract, Chattel Paper, General Intangible, Patent License or Trademark License has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived, provided that the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Sections 9-406 or 9-408 of the UCC or other Applicable Law or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and Liens upon any rights or interests of Factors in or to monies due or to become due under any such Instrument, Contract, Chattel Paper, General Intangible, Patent License or Trademark License (including any Accounts).

          3. Rights of Agent and Lenders; Limitations on Agent's and Lenders' Obligations.

                 (a) No Liability of Agent or Lenders under Accounts or Contracts. None of the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or

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          the receipt by the Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of Factors under or pursuant to any Account (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 (b) Accounts and Account Debtors. The Agent shall have all rights and remedies with respect to the Accounts and all Account Debtors as are described in the Credit Agreement.

                 (c) Deposit Accounts. With respect to the grant of a security interest in Factors's Deposit Accounts, Factors hereby authorizes and directs each such bank or other depository at which Factors maintains a Deposit Account to pay or deliver to the Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to Factors (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Factors with such bank or other depository for application to the Obligations then outstanding, and the rights given the Agent in this Section shall be cumulative with and in addition to the Agent's other rights and remedies in regard to the foregoing property as proceeds of Collateral.

          4. Representations and Warranties. Factors hereby represents and warrants that:

                 (a) Title; No Other Liens. Except for Permitted Liens, Factors owns each item of the Collateral free and clear of any and all Liens. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral that has been authorized or executed by Factors is on file or of record in any public office, except such as may have been filed in favor of the Agent, pursuant to this Agreement or any other Credit Document, or which are permitted pursuant to the Credit Documents.

                 (b) Perfected First Priority Liens. (i) This Agreement is effective to create, as collateral security for the Obligations, valid and enforceable Liens on the Collateral in favor of the Agent, except with respect to Commercial Tort Claims acquired by Factors after the date hereof, and except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. (ii) Except with regard to Liens on Specified Assets, upon the completion of the Filings, and the delivery to and continuing possession by the Agent of all Instruments, Chattel Paper and Documents, Investment Property and monies, a security interest in which is perfected by

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          possession, and the obtaining and maintenance of "control" (as described in the UCC) by the Agent of all Deposit Accounts, Electronic Chattel Paper, Investment Property, and Letter-of-Credit Rights, a security interest in which is perfected by "control", the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Collateral in favor of the Agent and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Buyers, and except as enforceability may be limited by the Assignment of Claims Act and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this Section 4(b)(ii), the following terms shall have the following meanings:

                          "Filings": the filing or recording of the Financing
                 Statements, any Patent and Trademark Security Agreement with the U.S. Patent and Trademark Office, any Copyright Security Agreement with the U.S. Copyright Office, and any filings after the Closing Date in any jurisdiction as may be necessary under any Applicable Law.

                          "Financing  Statements":  the financing statements
                 prepared by the Agent naming Factors as debtor and the Agent as secured party filed on or about the Closing Date in the jurisdictions as may be necessary under any Applicable Law.

                          "Ordinary Course Buyers": (i) with respect to Goods
                 only, buyers in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the UCC, (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the UCC as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the UCC or other applicable law.

                          "Specified Assets": the following property and assets
                 of Factors: (1) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that Liens thereon cannot be perfected by the filing of financing statements under the UCC or by the filing and acceptance of a Patent and Trademark Security Agreement in the United States Patent and Trademark Office; (2) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States of America, any State, territory or dependency thereof or the District of Columbia;
                 (3) Commercial Tort Claims acquired by Factors after the date hereof, (4) motor vehicles, (5) monies and (6) goods included in Collateral

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                 received by any Person for "sale or return" within the meaning of Section 2-326 of the UCC of the applicable jurisdiction, to the extent of claims of creditors of such Person.

                 (c) Accounts. The places where Factors keeps its records concerning the Accounts are 870 Remington Drive, Madison, North Carolina 27025 or such other location or locations of which Factors shall have provided prior written notice to the Agent pursuant to
          Section 5(p).

                 (d) Consents. Except as set forth in Schedules I and II hereto, no consent of any party (other than Factors) to any Patent License or Trademark License constituting Collateral or any obligor in respect of any material Account constituting Collateral or which owes in the aggregate a material portion of all the Accounts constituting Collateral is required, or purports to be required, to be obtained by or on behalf of Factors in connection with the execution, delivery and performance of this Agreement that has not been obtained. Each Patent License, Trademark License and Account constituting Collateral is in full force and effect and constitutes a valid and legally enforceable obligation of Factors and (to the knowledge of Factors) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Patent License, Trademark License or Account constituting Collateral to be in full force and effect or valid or legally enforceable could not be reasonably expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. Except as set forth in Schedules I and II hereto, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Patent Licenses ,Trademark Licenses and Accounts constituting Collateral by any party thereto other than those which have been duly obtained, made or performed and are in full force and effect and those the failure of which to make or obtain could not be reasonably expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. Except as set forth in Schedules I and II hereto, neither Factors nor (to the knowledge of Factors) any other party to any Patent License or Trademark License or Account constituting Collateral is in default in the performance or observance of any of the terms thereof, except for such defaults as could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral. The right, title and interest of Factors in, to and under each Patent License and Trademark License and each Account constituting Collateral are not subject to any defense, offset, counterclaim or claim which could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect on the value of the Collateral.

                 (e) Location of Tangible Property. Factors's Inventory and Equipment are kept at the locations listed in Schedule III hereto or such other locations of which Factors shall

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          provide written notice to the Agent pursuant to Section 5(p), and after the date hereof at other locations to the extent permitted pursuant to Section 8.1.1 of the Credit Agreement.

                 (f) Chief Executive Office. Factors's chief executive office and chief place of business is located at 870 Remington Drive, Madison, North Carolina 27025 or such other location of which Factors shall have provided written notice to the Agent pursuant to Section 5(p).

                 (g) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                 (h) Patents and Trademarks. Schedules I and II hereto include all Trademarks and Patents owned by Factors in its own name as of the date hereof and all material Trademark Licenses and all material Patent Licenses owned by Factors in its own name as of the date hereof.

                 (i) Governmental Obligors. As of the date hereof, none of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority, except for any such Accounts or Contracts that are not material in relation to the business of Factors and its Subsidiaries, taken as a whole.

                 (j) Copyrights. As of the date hereof, Factors does not own any Copyrights and is not a party to any Copyright Licenses (other than Computer Hardware and Software licenses granted to Factors in the Ordinary Course of Business) which are material to the business of Factors and its Subsidiaries, taken as a whole. Factors agrees that the foregoing representations and warranties shall be deemed to have been made by Factors on and as of each date on which a Revolver Loan is made by the Lenders to the Borrowers under the Credit Agreement, in each case as though made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          5. Covenants. Factors covenants and agrees with the Agent and the Lenders and, with respect to Section 5(a), the Agent covenants and agrees with Factors, that, from and after the date of this Agreement until the payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of all the Revolver Commitments:

                 (a) Further Documentation; Pledge of Instruments and Chattel Paper. Subject to Section 7.4 of the Credit Agreement, at any time and from time to time, upon the written request of the Agent or Factors, as the case may be, and at the sole expense of Factors, Factors or the Agent, as the case may be, will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or Factors may reasonably request for the purpose of obtaining or preserving the full benefits of this

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          Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby. Factors also hereby authorizes the Agent to prepare and file any such financing or continuation statement without the signature of Factors to the extent permitted by Applicable Law. The Agent agrees to notify Factors and Factors agrees to notify the Agent of any financing or continuation statement filed by it pursuant to this Section 5(a), provided that any failure to give any such notice shall not affect the validity or effectiveness of any such filing. Unless an Event of Default shall have occurred and be continuing, Factors shall be entitled to retain possession of all Collateral evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Agent, and shall not commingle any of such Collateral with any other assets of Factors. In the event an Event of Default shall have occurred and be continuing, upon the request of the Agent, such Collateral shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement. Factors shall not permit any other Person to possess any such Collateral other than in connection with any sale or other disposition of such Collateral as permitted by the Credit Agreement, or as otherwise consented to by Agent in writing.

                 (b) Indemnification. Factors agrees to pay, and to save harmless and defend the Agent and the Lenders from, any and all liabilities and reasonable costs and expenses (including, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay by Factors in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by Factors in complying with any material requirement of Applicable Law with respect to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement, provided that such indemnity shall not, as to the Agent or any Lender, be available to the extent that such liabilities, costs and expenses resulted from the gross negligence or willful misconduct of the Agent or any Lender. In any suit, proceeding or action brought by the Agent or any Lender under any Account for any sum owing thereunder, or to enforce any provisions of any Account, Factors will save, indemnify and keep harmless and defend the Agent and such Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor thereunder, arising out of a material breach by Factors of any obligation thereunder.

                 (c) Maintenance of Records. Factors will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts constituting Collateral. For the Agent's and the Lenders' further security, the Agent, shall have a security interest in all of Factors's books and records pertaining to the Collateral, and Factors shall permit the Agent or its representatives to review such books and records upon reasonable advance notice during normal business hours at the location where such books and records are kept and at the reasonable request of the Agent.

                 (d) Right of Inspection. Upon reasonable advance notice to Factors and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default, the Agent and the Lenders shall have reasonable access during normal business hours to all the books, correspondence and records of Factors, and the Agent and the Lenders and their respective representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and Factors agrees to render to the Agent and the Lenders, at Factors's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and the Lenders and their respective representatives shall also have the right upon reasonable advance notice to Factors to enter during normal business hours into and upon any premises where any of Factors's Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                 (e) Compliance with Laws, etc. Factors will comply in all material respects with all Applicable Law with respect to the Collateral or any part thereof, except to the extent that the failure to so comply could not be reasonably expected to have a Material Adverse Effect, in the aggregate, on the Agent's or the Lenders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral.

                 (f) Compliance with Contractual Obligations. Factors will perform and comply in all material respects with all its contractual obligations relating to the Collateral, unless (i) such performance or compliance is fully excused by breach by the other party or parties thereto or (ii) such failure to comply or perform could not be reasonably expected, in the aggregate, to have a Material Adverse Effect on the value of the Collateral.

                 (g) Payment of Obligations. Factors will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings diligently conducted and (ii) such tax, assessment, charge or levy is adequately reserved against on Factors's books in accordance with GAAP.

                 (h) Limitation on Liens on Collateral. Factors will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or material adverse claim on or to any of the Collateral, other than the Liens created hereby and other than Permitted Liens, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                 (i) Limitations on Dispositions of Collateral. Without the prior written consent of the Agent, Factors will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or attempt, offer or contract to do so, except with respect to exclusive licenses in the Ordinary Course of Business or as permitted by this Agreement or the Credit Documents.

                 (j) Limitations on Modifications, Waivers, Extensions of Contracts, Licenses and Accounts. Factors will not, except in the Ordinary Course of Business, amend, modify, terminate or waive any provision of any material Trademark License or any agreement giving rise to a material Account constituting Collateral in any manner which could reasonably be expected to materially adversely affect the value of such Trademark License or Account as Collateral.

                 (k) Limitations on Discounts, Compromises, Extensions of Accounts. At all times, Factors will not, except in the Ordinary Course of Business, grant any extension of the time of payment of any material Account constituting Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, unless such extensions, compromises, compoundings, settlements, releases, credits or discounts are permitted by the Credit Documents.

                 (l) Maintenance of Equipment. Factors will maintain each material item of its Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except to the extent that the failure to do any of the foregoing could not be reasonably expected to have a Material Adverse Effect.

                 (m) Maintenance of Insurance. Factors will maintain, with financially sound and reputable insurance companies, (i) insurance (including property insurance) in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption where reasonably obtainable) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, information in reasonable detail as to the insurance carried and (ii) insurance policies relating to Factors's Inventory and Equipment (A) insuring Factors's Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or a similar business, (B) insuring Factors against liability for personal injury and property damage relating to such Inventory and Equipment,
          (C) providing that no cancellation, material reduction in amount or material change in the coverage referred to in clause (A) shall be effective until at least 10 days after receipt by the Agent of written notice thereof, (D) naming the Agent and the Lenders as additional insured parties and (E) being otherwise reasonably satisfactory in all material respects to the Agent.

                 (n) Further Identification of Collateral. Factors will furnish to the Agent and the Lenders from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Agent may reasonably request, all in reasonable detail.

                 (o) Notices. Factors will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Permitted Liens) on, or material adverse claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected, in the aggregate, to have a Material Adverse Effect on the aggregate value of the Collateral or the Liens created hereunder.

                 (p) Changes in Locations, Name, etc. Factors will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the locations specified in Section 4(c), (ii) except as permitted pursuant to Section 8.1.1 of the Credit Agreement, permit any of the Inventory or the Equipment to be kept at locations other than those listed in Schedule III hereto, unless such Inventory or Equipment is conveyed, sold, leased, transferred, assigned or otherwise disposed of as permitted by Section 10.2.9 of the Credit Agreement or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading, unless Factors shall have complied with the following: (A) with respect to clause (i) and (ii) above, Factors shall have given the Agent prior written notice thereof, (B) with respect to clause (iii) above, Factors (x) shall have given the Agent at least 30 days' prior written notice thereof and (y) prior to effecting any such change, shall have taken such actions as may be necessary or, upon the reasonable request of the Agent, advisable to continue the perfection and priority of the Liens granted pursuant hereto; provided in each case under clause (B)(y), that the Agent shall have taken all actions required by Section 5(a) hereof in connection with such actions of Factors.

                 (q) Copyrights. Factors will not own nor at any time in the future acquire any right, title or interest in or to any Copyright or Copyright License which is material to the business of Factors and its Subsidiaries, taken as a whole, other than (i) with respect to Computer Hardware and Software licenses or other Copyright licenses granted to Factors in the Ordinary Course of Business, (ii) in connection with any rights of Factors in respect of security interests in collateral or (iii) with respect to which (A) the Agent shall have been given prior written notice of the acquisition of any right, title or interest therein or thereto and (B) if reasonably requested by the Agent, a security agreement reasonably satisfactory to the Agent shall have been executed by Factors.

                 (r) Commercial Tort Claims. If Factors shall at any time hold or acquire a Commercial Tort Claim, Factors shall promptly notify Agent in a writing signed by Factors of the brief details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

          6.     Agent's Appointment as Attorney-in-Fact.

                 (a) Powers. Factors hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Factors and in the name of Factors or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Factors hereby gives the Agent the power and right, on behalf of Factors, without notice to or assent by Factors, to do the following at any time when any Event of Default shall have occurred and be continuing, and to the extent permitted by Applicable Law:

                          (i) in the name of Factors or its own name, or
                 otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Contract, Instrument or General Intangible (to the extent that any of the foregoing constitute Collateral) or with respect to any other Collateral and to file any claim or to take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such Account, Contract, Instrument or General Intangible or with respect to any such other Collateral whenever payable;

                          (ii) to pay or discharge taxes and Liens levied or
                 placed on the Collateral, other than Permitted Liens, to effect any repairs or any insurance required by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                          (iii) (A) to direct any party liable for any payment
                 with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask for, or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Factors with respect to any of the Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) subject to any pre-existing rights or licenses, to assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and Factors's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Factors might do.

          Factors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of all Revolver Commitments.

                 (b) Other Powers. Factors also authorizes the Agent, from time to time if an Event of Default shall have occurred and be continuing, to execute, in connection with any sale provided for in Section10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                 (c) No Duty on the Part of Agent or Lenders. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Factors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7. Performance by Agent of Factors's Obligations. If Factors fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate shall be payable by Factors to the Agent on demand and shall constitute Obligations secured hereby.

          8. Proceeds. It is agreed that if an Event of Default shall occur and be continuing, (a) all Proceeds of any Collateral received by Factors consisting of cash, checks and other near-cash items shall be held by Factors in trust for the Agent and the Lenders, segregated from other funds of Factors, and at the request of the Agent shall, forthwith upon receipt by Factors, be turned over to the Agent in the exact form received by Factors (duly indorsed by Factors to the Agent, if required by the Agent), and
(b) any and all such Proceeds received by the Agent (whether from Factors or otherwise) may, in the sole discretion of the Agent, be held by the Agent, as collateral security for the Obligations (whether matured or unmatured), and then or at any time thereafter may be applied by the Agent against, the Obligations then due and owing. Any balance of such Proceeds remaining after the payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of all the Revolver Commitments, shall be paid over to Factors or to whomsoever may be lawfully entitled to receive the same.

          9. Events of Default. It is understood and agreed that an event of default shall be deemed to have occurred under this Agreement, and Agent shall be entitled to take such actions as are elsewhere provided herein, in the event that an Event of Default under and (as defined in) the Credit Agreement or any of the other Credit Documents shall have occurred.

          10. Remedies. If an Event of Default shall occur and be continuing, the Agent may (and, upon written instructions to do so from the Required Lenders, shall) exercise all rights and remedies of a secured party under the UCC, together with every right and remedy available to Agent, under any other Applicable Law, and, to the extent permitted by Applicable Law, all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Factors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may (and upon written instructions to do so from the Required Lenders, shall) in such circumstances, to the extent permitted by Applicable Law, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), whether on Factors's premises or elsewhere, but subject to any pre-existing rights or licenses, in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right, to the extent permitted by Applicable Law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Factors, which right or equity is hereby waived or released. Factors further agrees, at the Agent's request, upon the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at Factors's premises or elsewhere. Alternatively, Agent may peaceably by its own means or with judicial assistance enter Factors's premises and take possession of the Collateral or dispose of the Collateral on Factors's premises without resistance or interference by Factors. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations then due and owing, and only after such application and after the payment by the Agent of any other amount required by any provision of Applicable Law, need the Agent account for the surplus, if any, to Factors. To the extent permitted by Applicable Law, Factors waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of them. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Factors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the then outstanding Obligations, including the reasonable fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

          11. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Except as provided in the foregoing sentence or elsewhere herein or in any other Credit Document, neither the Agent nor any Lender shall be liable or responsible to Factors in any way for the safeguarding of any of the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any carrier, warehouseman, forwarding agency, or other person whomsoever, but the same shall be at all times at Factors's risk.

          12. Waivers. In addition to the other waivers contained herein and in any other Credit Document, Factors hereby expressly waives, to the extent permitted by Applicable Law: demand, protest, notice of protest, notice of default or dishonor, notice of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Agent or any of the Lenders on which Factors may in any way be liable; notice or hearing in connection with, and the requirement to post a bond as a condition to, the issuance of an immediate writ of possession with respect to any of the Collateral; any requirement that the Agent or any of the Lenders protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral, including any rights any Obligor may otherwise have under the New York General Obligations Law; and notice of any action taken by Agent, in each case unless expressly required by this Agreement, any other Credit Document or by Applicable Law.

          13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are powers coupled with an interest and are irrevocable until payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of all Revolver Commitments.

          14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          16. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          17. Amendments in Writing; No Waiver; Cumulative Remedies; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Factors and the Agent. This Agreement shall be binding upon the successors and assigns of Factors and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns, except that Factors may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

          18. Notices. All notices, requests and demands to or upon the respective parties hereto shall be made in accordance with Section 15.9 of the Credit Agreement.

          19. Authority of Agent. Factors acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agent and the Lenders be governed by the Credit Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Factors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Factors shall not be under any obligation to make any inquiry respecting such authority.

          20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED, HOWEVER, THAT IF ANY COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES OF COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING PROVISION FOR THE NOTICE AND SALE OF COLLATERAL UNDER THE LAW OF THE SITUS, IT IS THE PARTIES' INTENTION THAT NEW YORK LAW CONTROL THE OBLIGATIONS OF FACTORS UNDER THE CREDIT DOCUMENTS AND THE ENFORCEMENT OF THE SAME SUCH THAT, FOR EXAMPLE, FACTORS AGREES AND ACKNOWLEDGES THAT PURSUANT TO NEW YORK LAW FACTORS SHALL BE LIABLE FOR A DEFICIENCY JUDGMENT NOTWITHSTANDING THE SALE OF REAL PROPERTY COLLATERAL UNDER A POWER OF SALE AND FURTHER THAT LENDERS OR AGENT MAY, AT THEIR ELECTION, SEEK A MONEY JUDGMENT UNDER THE CREDIT DOCUMENTS WITHOUT FIRST EXHAUSTING ALL COLLATERAL SECURING THE OBLIGATIONS THEREUNDER.

          21.    Release of Collateral and Termination.

                 (a) At such time as the payment in full of the Obligations (except for contingent obligations of any Obligor under indemnifications that survive termination of the Revolver Commitments) and the termination of all Revolver Commitments shall have occurred, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and Factors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Factors. Upon request of Factors following any such termination, the Agent shall deliver (at the sole cost and expense of Factors) to Factors any Collateral held by the Agent hereunder, and execute and deliver (at the sole cost and expense of Factors) to Factors such documents as Factors shall reasonably request to evidence such termination.

                 (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by Factors in a transaction permitted by the Credit Agreement, then the Agent shall execute and deliver to Factors (at the sole cost and expense of Factors) all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

          IN WITNESS WHEREOF, Factors has caused this Agreement to be duly executed and delivered as of the date first above written.

                                 RA FACTORS, INC.

                                 By: /s/  Mark Little
                                     ----------------------------------------
                                 Name:  Mark Little
                                       --------------------------------------
                                 Title: President
                                       --------------------------------------

                                 ACKNOWLEDGED AND AGREED AS OF THE
                                 DATE HEREOF BY:

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                 as Agent

                                 By: /s/  Brian R. O' Fallon
                                     ----------------------------------------
                                 Name:  Brian R. O' Fallon
                                       --------------------------------------
                                 Title: Director
                                       --------------------------------------

                                       22